SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of earliest event reported: January 25, 2000



                           TOP AIR MANUFACTURING, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                      Iowa
                 (State or Other Jurisdiction of Incorporation)


       0-10571                                       42-1155462
(Commission File Number)                    (I.R.S. Employer Identification No.)

317 Savannah Park Road, Cedar Falls, Iowa              50613
(Address of Principal Executive Offices)             (Zip Code)

                                 (319) 268-0473
              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events.

         In connection with discussions between the Registrant and its bank lender, on January 25, 2000, the Registrant raised approximately $500,000 through a private placement of the Registrant's convertible subordinated debentures due January 2005 (the "Subordinated Debentures"), which were offered to the Registrant's significant shareholders and/or directors. The Board of Directors of the Registrant, excluding those directors who purchased the
Subordinated Debentures from the Registrant, approved the terms of the Subordinated Debentures, including a fluctuating rate of interest (based on the Firstar Bank prime rate plus 100 basis points) and the conversion price of $1.25 (based on a premium of 25% over the closing price of the Registrant's common stock on January 24, 2000). The Board determined that such terms were fair and represented terms no less favorable, from the Registrant's point of view, than could be obtained from unaffiliated third parties.

Item 7.  Financial Statements and Exhibits.

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits

Exhibit Number           Description
--------------           -----------

     4.1           Form of Registrant's Convertible  Subordinated Debenture  due
                   2005

     99.1          Form of Securities Purchase Agreement dated January 25, 2000.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 2, 2000

                                     TOP AIR MANUFACTURING, INC.


                                     By: /s/ Steven R. Lind
                                         ---------------------------------------
                                         Steven R. Lind
                                         President and Chief Executive Officer